Exhibit 99.7

JOINT FILING AGREEMENT
Pursuant to Rule 13(d)-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, each  of the undersigned acknowledges and agrees that the foregoing statement on Schedule 13D is filed on behalf of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of the undersigned without the necessity of filing additional joint acquisition statements.  Each of the undersigned acknowledges that it shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is inaccurate.
Dated as of December 28, 2016.

OCM Growth Credit, LLC

By: Oaktree Fund GP, LLC
Its: Manager

By: Oaktree Fund GP I, L.P.
Its: Managing Member

By:	/s/ Jordan Mikes
Name: Jordan Mikes
Title: Authorized Signatory

Oaktree Fund GP, LLC

By: Oaktree Fund GP I, L.P.
Its: Managing Member

By:	/s/ Jordan Mikes
Name: Jordan Mikes
Title: Authorized Signatory

OAKTREE FUND GP I, L.P.

By:	/s/ Jordan Mikes
Name: Jordan Mikes
Title: Authorized Signatory

OAKTREE CAPITAL I, L.P.

By:	/s/ Jordan Mikes
Name: Jordan Mikes
Title: Authorized Signatory

OCM HOLDINGS I, LLC

By:	/s/ Jordan Mikes
Name: Jordan Mikes
Title: Authorized Signatory

OAKTREE HOLDINGS, LLC

By:	/s/ Jordan Mikes
Name: Jordan Mikes
Title: Authorized Signatory

OAKTREE CAPITAL GROUP, LLC

By: Oaktree Capital Group Holdings GP, LLC
Its: Manager

By:	/s/ Jordan Mikes
Name: Jordan Mikes
Title: Authorized Signatory

OAKTREE CAPITAL GROUP HOLDINGS, L.P.

By: Oaktree Capital Group Holdings GP, LLC
Its: General Partner

By:	/s/ Jordan Mikes
Name: Jordan Mikes
Title: Authorized Signatory

OAKTREE CAPITAL GROUP HOLDINGS GP, LLC

By:	/s/ Jordan Mikes
Name: Jordan Mikes
Title: Authorized Signatory